Chord Energy Corporation
Nonqualified Deferred Compensation Plan
Adoption Agreement
Effective as of April 1, 2025

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1.01Preamble
By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]
(a)☒    adopts a new plan as of April 1, 2025
(b)☐     amends and restates its existing plan as of [month, day, year] which is the Amendment Effective Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.
Original Effective Date: [month, day, year]
Pre-409A Grandfathering: ☐ Yes    ☐ No
By executing this Adoption Agreement, the Plan Sponsor (as defined below) has adopted the Plan (as defined below) consisting of the Basic Plan Document along with this Adoption Agreement (and any exhibits or scheduled attached hereto). The Plan Sponsor, by completing this Adoption Agreement has made the specific choices regarding plan design as set forth in the Adoption Agreement together with the detailed additional provisions set out in the Basic Plan Document. All capitalized terms used in this Adoption Agreement have the same meaning given in the Basic Plan Document.
1.02Plan

Plan Name:	Chord Energy Corporation Nonqualified Deferred Compensation Plan
Plan Year:	January 1 - December 31 with the first Plan Year being a short Plan Year from April 1- December 31

1.03Plan Sponsor

Name:	Chord Energy Corporation
Address:	1001 Fannin Street, Suite 1500, Houston, TX 77002
Phone #:
EIN #:	80-0554627
Fiscal Year:	January 1 - December 31

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1.04Employer
The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan [insert “Not Applicable” if none have been authorized]:

Entity	Publicly Traded on Est. Securities Market
	Yes	No
Chord Energy LLC	☐	☒
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

1.05Administrator
The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	Compensation and Human Resources Committee of Chord Energy Corporation
Address:	1001 Fannin Street, Suite 1500, Houston, TX 77002

Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

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2.01Compensation
For purposes of determining Participant contributions under Article 4 of the Plan and Section 3.01 of this Adoption Agreement and Employer contributions under Article 5 of the Plan and Section 4.01 of this Adoption Agreement, Compensation shall be defined in the following manner [complete (a) or (b), or select (c), if applicable]:
(a)☒     Compensation is defined as:

Base Salary
Annual Bonus

(b)☐     Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.
(c)☐    Not Applicable.
2.02Bonuses
Compensation, as defined in Section 2.01 of this Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election:

Type	[Will be treated as] Performance Based Compensation
	Yes	No
Annual Bonus	☒	☐
	☐	☐
	☐	☐

☐    Not Applicable.

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3.01Participant Contributions
If Participant contributions are permitted, complete (a)(i) and/or (a)(ii). Otherwise complete (c).
(a)Amount of Deferrals
A Participant may elect to defer the following amounts of remuneration.
(i)Compensation other than Bonuses

Type of Remuneration	%Amount		Increment
	Min	Max
Base Salary	1%	80%	1%
	1%	80%	1%
	1%	80%	1%

(ii)Bonuses

Type of Bonus	%Amount		Increment
	Min	Max
Annual Bonus	1%	100%	1%
	1%	100%	1%
	1%	100%	1%

(b)Election Period for Performance Based Compensation
A special election period
☒    Does
☐    Does Not
apply to each eligible type of performance based compensation referenced in Section 2.02 of this Adoption Agreement.
The special election period, if applicable, will be determined by the Employer.
(c)No Participant Contributions
☐    Participant contributions are not permitted under the Plan.

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4.01Employer Contributions
If Employer contributions are permitted, complete (a) or (b). Otherwise complete (c). If (a) or (b) are selected, any Employer contributions may be made in an amount determined by the Employer in its sole discretion, allocated in a manner determined by the Employer in its sole discretion, and at such times as determined by the Employer in its sole discretion.
(a)Employer Matching Contributions
☐    Employer matching contributions are permitted under the Plan.
(b)Other Employer Contributions
☒    Other Employer contributions are permitted under the Plan.
(c)No Employer Contributions
☐    Employer contributions are not permitted under the Plan.

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5.01Distributions
The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections in this Section 5.01 of the Adoption Agreement. Notwithstanding the above, if the checkbox below indicates that stock of the Plan Sponsor, any Employer or any Related Employer, is publicly traded on an established securities market, a Participant’s distribution on account of a Separation from Service shall be delayed by six months whether or not such Participant is a Key Employee.
Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?        ☒ Yes        ☐ No
(a)Timing of Distributions
(i)All distributions shall commence Monthly on specified day Fifth (5th)
(ii)The timing of distributions as determined in Section 5.0l(a)(i) shall be modified by the adoption of:
☐    Hold Until Next Year - Separation from Service distribution events will be treated as not having occurred for twelve months from the date of the event.
(b)Distribution Events
(i)Participant Contributions under Article 4 of the Plan and Section 3.01 of this Adoption Agreement
Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment.

	Lump Sum	Annual Installments
(A) ☒ Specified Date	☒	2-5 years
(B) ☒ Separation from Service	☒	2-10 years

The minimum deferral period for Specified Date event shall be 2. years.
(ii)Employer contributions under Article 5 of the Plan and Section 4.01 of this Adoption Agreement
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Participants may elect the following payment events and the associated form or forms of payment.

	Lump Sum	Annual Installments
(C) ☒ Separation from Service	☒	2-10 years

(c)Payment Election Override
Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 5.0l(a) of this Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies]:

Events	Form of Payment Lump Sum
☒ Death	☒
☒ Disability	☒

(d)Retirement
☐    Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

☒    No special definition of Retirement applies.

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(e)Disability
For Purposes of Section 2.11 of the Plan, Disability shall be defined as
☒    Total disability as determined by the Social Security Administration or the Railroad Retirement Board.
☐    As determined by the Employer’s long term disability insurance policy.
☐    As follows [insert description of requirements]:

☐    Not applicable.

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6.01Vesting
(a)Employer Contributions
The Participant’s vested interest in the amount credited to his or her Account attributable to Employer contributions shall be based on the following schedule:
(i)☒    Immediately 100% vested
(ii)☐    Cliff vesting: 100% vested after __ (2-5) Years of Service
(b)Acceleration of Vesting
The Participant’s vested interest in his or her Account will be 100% automatically upon the occurrence of the following events [select each event that is applicable]:
(i)☐    Death.
(ii)☐    Disability
(iii)☐    Eligibility for Retirement

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7.01Unforeseeable Emergency
(a)A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:
☒    Will
☐    Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 8.01]
be allowed.
(b)Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:
☒    Will
☐    Will Not
be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan and Section 3.01 of this Adoption Agreement.

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8.01Governing State Law
The laws of Texas shall apply in the administration of the Plan to the extent not preempted by ERISA.
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Execution Page
The Plan Sponsor has caused this Adoption Agreement to be executed this 19th day of December, 2024.

Plan Sponsor: /s/ Richard Robuck By: Richard Robuck Title: CFO

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Appendix A
Special Effective Dates
Not Applicable
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